UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2023 (April 25, 2023)

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane
Dallas,	Texas	75231
(Address of Principal Executive Offices)		(Zip Code)

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 par value	KOS	New York Stock Exchange
London Stock Exchange

Registrant’s telephone number, including area code: +1 214 445 9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2023, Kosmos Energy Ltd. (the “Company”) issued a press release (the “Press Release”) announcing that Sir Richard Dearlove had informed the Company of his decision not to stand for re-election to the Board of Directors (the “Board”) at the conclusion of his current term which expires at the Company’s 2023 Annual Stockholders Meeting. Sir Richard’s decision is not due to any disagreement with the Company’s operations, policies or practices.

The Press Release also announced that the Board had appointed Ms. Maria Moræus Hanssen, Sir John Grant, and Mr. J. Mike Stice to serve as a Class I director, a Class II director and a Class III director, respectively, of the Company, effective April 25, 2023. Ms. Moræus Hanssen, Sir John, and Mr. Stice will each serve as a director until the 2023, 2024 and 2025 annual meetings of stockholders, respectively, except in the event of his or her death, resignation or removal. Ms. Moræus Hanssen has been appointed by the Board to serve as a member of the Audit Committee and the Health, Safety, Environment and Sustainability Committee. Sir John has been appointed by the Board to serve as a member of the Health, Safety, Environment and Sustainability Committee and the Nominating and Corporate Governance Committee. Mr. Stice has been appointed by the Board to serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

There are no transactions to which the Company or any of its subsidiaries is a party and in which Ms. Moræus Hanssen, Sir John, or Mr. Stice has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Moræus Hanssen, Sir John, and Mr. Stice and any other persons pursuant to which he or she was appointed to the Board. There are no family relationships between Ms. Moræus Hanssen, Sir John, and Mr. Stice and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. In connection with his or her appointment, the Board determined that each of Ms. Moræus Hanssen, Sir John, and Mr. Stice is independent under the Company's Corporate Governance Guidelines and within the meaning of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) standards of independence for directors.

Ms. Moræus Hanssen, Sir John, and Mr. Stice will be entitled to receive cash retainers and equity awards under the Company’s Long Term Incentive Plan for their Board and any committee service, in accordance with the Company’s standard compensation arrangement for non-employee directors (as such arrangement may be adjusted by the Compensation Committee of the Board from time to time).

The Company is filing a copy of the Press Release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this current report on Form 8-K:

	99.1	Press Release dated April 26,2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2023

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary
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